Exhibit 15.1

KPMG LLP Yonge Corporate Centre 4100 Yonge St. Suite 200 Toronto, ON M2P 2H3	Telephone Fax Internet	(416) 228-7000 (416) 228-7123 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Celestica Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-113591, 333-88210, 333-71126, 333-66726, 333-63112) and Form F-3ASR (No. 333-199616) of Celestica Inc. of our report dated March 3, 2016, on the consolidated financial statements of Celestica Inc., which comprise the consolidated balance sheets as of December 31, 2015 and December 31, 2014 and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2015, and our audit report dated March 3, 2016 on the effectiveness of internal control over financial reporting, which reports appear in the annual report on Form 20-F of Celestica Inc. for the fiscal year ended December 31, 2015.

Chartered Professional Accountants, Licensed Public Accountants

March 7, 2016

Toronto, Canada